Exhibit 1.1

KORTH DIRECT MORTGAGE INC.

PURCHASE AGREEMENT

FOR MULTIPLE SERIES OF MORTGAGE SECURED NOTES

July 29, 2022

The undersigned, Korth Direct Mortgage Inc., a Florida corporation (the "Company"), proposes to issue and sell to J. W. Korth & Company Limited Partnership, a Michigan limited partnership (the "Initial Purchaser"), certain Mortgage Secured Notes (each such series, the “Notes”) from time to time (each, an “Offering”). Each series of Notes will be issued pursuant to the Trust Indenture and Security Agreement dated September 30, 2020, between the Company and Delaware Trust Company, as trustee (the “Trustee”) (as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”). This Agreement, the Notes and the Indenture are referred to herein as the "Transaction Documents.”

The Notes will be offered and sold to the Initial Purchaser without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act,” which term, as used herein, includes the rules and regulations of the Commission thereunder), in reliance upon an exemption therefrom, and then reoffered and resold to persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A") and in accordance with the exemption from registration provided by Rule 144A.

The Company hereby confirms its agreement with the Initial Purchaser concerning the purchase and sale of the Notes as follows:

1.	Introductory

The Company hereby agrees on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, to issue and sell to the Initial Purchaser, and, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, certain series of Notes for a principal amount and at an offering price (as defined below) each as set forth in the applicable final offering memorandum relating to an Offering (each , a “Final Offering Memorandum”), payable on the closing date of each Offering as set forth in applicable Final Offering Memorandum or on a date as separately agreed between the Company and the Initial Purchaser for each Offering (such date, a “Closing Date”) and offer them for resale upon the terms and conditions set forth in this Agreement and each Final Offering Memorandum.

2.	Representations and Warranties of the Company

As of the date hereof, the date of each Final Offering Memorandum (as defined below) and each Closing Date, the Company represents and warrants to, and agrees with, the Initial Purchaser that:

(a)        assuming the accuracy of the representations and warranties of the Initial Purchaser set forth in Section 6 hereof and their compliance with their agreements set forth therein, it is not necessary in connection with the issuance and sale of the Notes to the Initial Purchaser and the offer, resale and delivery of the Notes by the Initial Purchaser in the manner contemplated by this Agreement and in the applicable Final Offering Memorandum, to register the offer and sale of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, and which term, as used herein, includes the rules and regulations of the Commission thereunder).

(b)         none of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to which no representation or warranty is given) has, directly or indirectly, taken or will take any other action that would cause the offer and sale of the Notes to fail to be exempt from the registration requirements of the Securities Act.

(c)         none of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchaser, as to which no representation or warranty is given) has, directly or indirectly, solicited offers for or offered or sold the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d)         the Notes are eligible for resale pursuant to Rule 144A and will not be, as of each applicable Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act", which term, as used herein, includes the rules and regulations of the Commission thereunder). The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. Each Final Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(e)         a Final Offering Memorandum has been or will be prepared by the Company in connection with each Offering. Each Final Offering Memorandum, in the form first used by the Initial Purchaser to confirm sales of the Notes and as of each Closing Date (after giving effect to any supplement thereto) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; any written communication (as such term is defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than each Final Offering Memorandum (each, an “Issuer Written Communication”) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(e) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for inclusion in any Final Offering Memorandum Issuer Written Communication or any respective amendments or supplements thereto. The documents incorporated by reference in each Final Offering Memorandum, when filed with the U.S. Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and with all applicable rules and regulations of the Commission thereunder, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)        any contract, agreement, instrument, lease or license required to be described in the documents incorporated by reference in each Final Offering Memorandum has been properly described therein in all material respects. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the documents incorporated by reference in each Final Offering Memorandum has been filed with the Commission.

(g)         the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, with full power and authority to own, lease, license, and use its properties and assets and to carry on the business in the manner described in each Final Offering Memorandum and Issuer Written Communication. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary or advisable, except where the failure to be so qualified does not, individually or in the aggregate, have a material adverse effect on any of the operations, business, properties or assets of the Company (“Material Adverse Effect”).

(h)        the consolidated financial statements and the related notes thereto of the Company included or incorporated by reference in each Final Offering Memorandum and Issuer Written Communication fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except as otherwise stated therein and except to the extent that certain footnote disclosures regarding any interim period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements of the Company is filed with the Commission are, and during the periods covered by their report(s) included or incorporated by reference in each Final Offering Memorandum, were independent certified public accountants within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(i)        except as otherwise disclosed in each Final Offering Memorandum and Issuer Written Communication, since the date of the most recent financial statements of the Company included or incorporated by reference in each Final Offering Memorandum and Issuer Written Communication, there has not been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

(j)         there has not been any litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of the Company, threatened, or in prospect (or any basis therefor) with respect to the Company that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company will not be in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be properly described in each Final Offering Memorandum and Issuer Written Communication or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company; nor must the Company take any action in order to avoid any such violation or default.

(k)        the Company has will shortly after the closing of any mortgage secured notes, have good title to all properties and assets which each Final Offering Memorandum indicates are owned by it, free and clear of all liens, claims, security interests, pledges, charges, encumbrances and mortgages, except as may be properly described in each Final Offering Memorandum and Issuer Written Communication or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)         the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Company with the terms and provisions thereof will not result in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or is bound, and which is material to the Company.

(m)       the Company is not in violation or breach of, or in default with respect to, any term of its articles of incorporation and bylaws (or other applicable organizational documents).

(n)        except as may be properly described in each Final Offering Memorandum and Issuer Written Communication, the Company owns or possess or is otherwise lawfully entitled to use, or can acquire on reasonable terms all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets necessary to carry on the business now operated by the Company, with such exceptions as would not, singly or in the aggregate, result in a Material Adverse Effect.

(o)         neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(p)        the Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents by the Company. This Agreement has been duly authorized, executed, and delivered by the Company. Assuming compliance with the limitations and restrictions regarding transferability of the Notes contained in Final Offering Memorandum or Issuer Written Communication, as applicable, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, except (i) such as will have been obtained on or prior to each Closing Date , (ii) such as may be required under "blue sky" or state securities laws, or (iii) for such as would not have a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents.

(q)        the sale and issuance of the Notes has been validly authorized by the Company and, when duly issued and delivered in accordance with the Transaction Documents, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.

(r)        the Indenture has been duly authorized by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Enforceability Exceptions.

(s)       the Notes will conform in all material respects to all statements relating thereto contained in each Final Offering Memorandum and Issuer Written Communication to which they pertain.

(t)         except as may be set forth in each Final Offering Memorandum and Issuer Written Communication, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby and by such Final Offering Memorandum and Issuer Written Communication.

(u)         the operations of the Company are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)

i.	neither the Company nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled Affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

a.	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

b.	located, organized or resident in a country or territory that is the subject of Sanctions; and

ii.	the Company will not, directly or indirectly, use the proceeds of any Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

b.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in each Offering, whether as underwriter, advisor, investor or otherwise).

3.	Offering

The Notes are to be initially offered by the Initial Purchaser at the initial offering price as provided for in the applicable Final Offering Memorandum for each series of Notes (such price being herein called the "offering price"). Each Offering will continue until the earliest of (a) all of the Notes of a series have been sold or (b) such date as the Company and the Initial Purchaser shall mutually agree.

4.	Covenants of the Company

The Company covenants that:

(a)          it will comply with all provisions of all undertakings contained in each Final Offering Memorandum.

(b)        at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act (or, if the Company is a voluntary filer, the Company has not filed all of the periodic reports that would have been required to have been filed by it under the Exchange Act if it were subject to the reporting requirements thereunder), it will promptly furnish or cause to be furnished upon request of the Initial Purchaser or holders or prospective purchasers of the Notes, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes.

(c)         none of the Company nor any of its Affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(d)         none of the Company nor any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)         it will advise the Initial Purchaser as soon as reasonably practicable of any proposal to amend or supplement any Final Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein. If, at any time prior to the completion of the resale of the Notes by the Initial Purchaser, there occurs an event or development as a result of which any Final Offering Memorandum or Issuer Written Communication included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement any Final Offering Memorandum or Issuer Written Communication to comply with any applicable law, the Company as soon as reasonably practicable will notify the Initial Purchaser of such event and promptly will prepare, at their own expense, an amendment or supplement, or file with the Commission a document that will be incorporated by reference therein, which will correct such statement or omission or effect such compliance.

(f)         it will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

5.	Covenants of the Initial Purchaser

The Initial Purchaser covenants and agrees:

(a)         to use its best efforts to preserve the confidentiality of any proprietary or not publicly available information or data provided to the Initial Purchaser by the Company.

(b)         to fully disclose to those parties that the Initial Purchaser contacts on the Company's behalf the capacity in which the Initial Purchaser is contacting them and the Initial Purchaser's relationship with the Company and to perform all its responsibilities under this Agreement.

(c)         that it has been informed of the jurisdictions in which the Company has been advised by counsel acceptable to the Initial Purchaser that the Notes have been qualified or registered for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions; but the Company has not assumed, nor will they assume, any obligation or responsibility concerning the Initial Purchaser’s right to act as broker with respect to the Notes in any such jurisdiction. No offer to sell, solicitation of an offer to buy, or sale of Notes in a state or other jurisdiction shall be made by the Initial Purchaser until the Company has notified the Initial Purchaser that the Notes have been so registered or qualified or are exempt from registration or qualification with the securities authority in such state or other jurisdiction.

(d)         That it is a broker-dealer properly registered or licensed under applicable federal and securities laws and regulations and under the securities laws and regulations of the states in which the Notes will be offered or sold by it and it shall maintain such registration and/or license in full force and effect at all times hereunder.

(e)         that it will comply with the applicable requirements of the Securities Act and the Exchange Act in connection with each Offering.

(f)         that neither it nor any person acting for it will give any information or make any representations relating to the Company or each Offering, other than those contained in each Final Offering Memorandum and Issuer Written Communication, and it is not authorized to act as agent for the Company for any purpose other than as expressly set forth herein.

6.	Representations and Warrants of the Initial Purchaser

As of the date hereof, the date of each Final Offering Memorandum and each Closing Date, the Initial Purchaser represents and warrants to, and agrees with, the Company that:

(a)         it has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b)         it is a limited partnership duly organized and validly existing under the laws of the state of Michigan; is duly authorized to execute this Agreement and to perform duties hereunder, and execution and delivery of this Agreement and consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Initial Purchaser is a party or by which the Initial Purchaser or its properties are bound, or any judgement, decree, order or, to knowledge, any statue, rule or regulation applicable to the Initial Purchaser.

(c)         the information contained in each Final Offering Memorandum relating to the Initial Purchaser is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(d)         it is a member of the Financial Industry Regulatory Authority and is registered as a broker-dealer under the Exchange Act and under the securities laws of the states in which the Notes will be offered or sold by the Initial Purchaser. It is not subject to any order or regulation which in any way relates to any violation of law and it is not committed any act or is subject to any state of fact described in the "bad boy" provisions of any state "blue sky law."

(e)         it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(f)        the Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act.

(g)         it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of “general solicitation” or “general advertising” within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h)         neither it nor any of its Affiliates has engaged or will engage in directed selling efforts with respect to the Notes (within the meaning of Regulation S under the Securities Act).

(i)         it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of any Offering except to persons whom it reasonably believes to be a Qualified Institutional Buyer in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A.It agrees to deliver either with the confirmation of resale or otherwise prior to settlement of such resale, in each case made in reliance on Rule 144A, a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(j)         it that it and each of its Affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement without the prior written consent of the Company.

(k)         it has not made and will not make any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes other than (i) each Final Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in each Issuer Written Communication or Final Offering Memorandum, (iii) any written communication prepared by the Initial Purchaser and approved by the Company in advance in writing or (iv) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in each Issuer Written Communication or Final Offering Memorandum.

7.	Compensation and Payment of Expenses

(a)        As compensation for the Initial Purchaser's services for each Offering, the Company agrees to sell the Notes to the Initial Purchaser and the Initial Purchaser agrees to purchase the Notes from the Company at a discounted rate within the range as identified in each Final Offering Memorandum and as set forth by the Company for each Offering.

(b)        The Company hereby agrees to pay all expenses (other than fees of counsel for the Initial Purchaser) in connection with (1) the preparation, printing, filing, distribution, and mailing of each Final Offering Memorandum, Issuer Written Communication and the printing, filing, distribution, and mailing of the Transaction Documents, and if appropriate, any Power of Attorney, and related documents, including the cost of all copies thereof and of the applicable Final Offering Memorandum and any amendments or supplements thereto supplied to the Initial Purchaser, (2) the issuance, sale, transfer, and delivery of the Notes, including any transfer or other taxes payable thereon, (3) the qualification of the Notes under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "blue sky survey" and the fees of counsel for the Initial Purchaser and the disbursements in connection therewith, (4) the filing fees payable to the Commission, the National Association of Securities Dealers (the “NASD”), and the jurisdictions in which such qualification is sought, (5) the reasonable fees and disbursements of the Initial Purchaser relating to all filings with the NASD, and (6) the fees and expenses of the Company's legal counsel and accountants.

8.	[Reserved]

9.	Conditions of Initial Purchaser's Obligations

The placement of any Notes by the Initial Purchaser shall be subject, in reasonable discretion of the Initial Purchaser, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of each Closing Date, the Company’s performance of all of its obligations hereunder theretofore to be performed, and to the following conditions:

(a)         As of each Closing Date, the Chief Executive Officer, the Chief Financial Officer or other duly authorized officer of the Company shall deliver to the Initial Purchaser a certificate substantially in the form attached as Exhibit A herein certifying to the following to the best of his or her knowledge:

(i)         the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, with full power and authority to own, lease, license, and use its properties and assets and to carry on the business in the manner described in each Final Offering Memorandum and Issuer Written Communication;

(ii)        the sale and issuance of the Notes will be validly authorized by the Company and, when duly issued and delivered in accordance with the Transaction Documents, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(iii)         there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of the Company, threatened, or in prospect (or any basis therefor) with respect to the Company that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be properly described in each Final Offering Memorandum and Issuer Written Communication or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company; nor must the Company take any action in order to avoid any such violation or default;

(iv)         the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Company with the terms and provisions thereof will not result in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or is bound, and which is material to the Company;

(v)         the Company is not in violation or breach of, or in default with respect to, any term of its articles of incorporation and bylaws (or other applicable organizational documents);

(vi)         any contract, agreement, instrument, lease or license required to be described in the documents incorporated by reference in each Final Offering Memorandum has been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the documents incorporated by reference in each Final Offering Memorandum has been filed with the Commission as an exhibit to such documents; and

(vii)         no stop order has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened before the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to each Issuer Written Communication or Final Offering Memorandum or the issuance, execution, delivery and performance of the Transaction Documents.

(b)         If any condition to the Initial Purchaser’s obligations hereunder to be fulfilled prior to or at any Closing Date is not so fulfilled, the Initial Purchaser may terminate the applicable Offering or, if the Initial Purchaser so elects in writing, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

10.	Indemnification and Contribution

(a)        Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Initial Purchaser, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) each Final Offering Memorandum or Issuer Written Communication (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Notes under the "blue sky" or securities laws thereof; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(c) with respect to the Initial Purchaser by or on behalf of the Initial Purchaser through the Initial Purchaser expressly for inclusion in each Final Offering Memorandum and Issuer Written Communication, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

(b)         If any action is brought against the Initial Purchaser or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of any Initial Purchaser (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 10(b), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Initial Purchaser of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Notes, each Final Offering Memorandum, or any amendment or supplement thereto, or any application.

(c)         The Initial Purchaser agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser in Section 10(a), but only with respect to statements or omissions, if any, made in each Final Offering Memorandum and Issuer Written Communication (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 10(c) with respect to the Initial Purchaser by or on behalf of the Initial Purchaser through Initial Purchaser expressly for inclusion in each Final Offering Memorandum and Issuer Written Communication, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Initial Purchaser to provide indemnity under the provisions of this Section 10(c) shall be limited to the amount which represents the discounts or commissions received by the Initial Purchaser hereunder. If any action shall be brought against the Company or any other person so indemnified based on any Final Offering Memorandum or Issuer Written Communication, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this Section 10(c), the Initial Purchaser shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

(d)         To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a), 10(b) or 10(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company, and any controlling person of the Company), as one entity, and the Initial Purchaser (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Initial Purchaser is responsible for the proportion thereof equal to the discounts or commissions as set forth in each Final Offering Memorandum and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Initial Purchaser, in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Initial Purchaser, and the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Initial Purchaser shall each be responsible for their own acts or omissions. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Initial Purchaser shall have the same rights to contribution as such Initial Purchaser and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company, and each director of the Company shall have the same rights to contribution as the company, subject in each case to the provisions of this Section 10(d). Anything in this Section 10(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

11.	Representations and Agreements to Survive Delivery

All representations, warranties, covenants, and agreements of the Initial Purchaser and the Company contained in this Agreement, including the indemnity and contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10, and shall survive termination of this Agreement. In addition, the provisions of Sections 7, 10 and 12 shall survive termination of this Agreement.

12.	Termination

(a)         In addition to the right to terminate this Agreement pursuant to this Section 12, the Initial Purchaser shall have the right to terminate this Agreement at any time prior to any Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in the Initial Purchaser’s reasonable opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or Nasdaq, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with each Offering, sale, or delivery of the Notes, as the case may be; or if there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with such Offering, sale, and delivery of the Notes, as the case may be, on the terms contemplated by each Final Offering Memorandum.

(b)        If the Initial Purchaser elects to terminate this Agreement pursuant to this Section 12, the Initial Purchaser shall notify the Company promptly by telephone, telex, email, facsimile or telegram, to be confirmed by letter.

(c)         Anything in this Agreement notwithstanding other than this Section 12, if this Agreement shall terminate by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Initial Purchaser, in addition to the obligations the Company assumed pursuant to Section 7, will be to reimburse the Initial Purchaser for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Notes, and the Company agrees to pay promptly upon demand the full amount thereof to the Initial Purchaser for the account of the Initial Purchaser less amounts previously paid to the Initial Purchaser in reimbursement of such expenses.

13.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered by email to (i) if to the Company, hkorth@korthdirect.com. (ii) if to the Initial Purchaser, hkorth@jwkorth.com and jwkorth@jwkorth.com (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

14.	Binding Agreement

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser and the Company and the persons and entities referred to in Section 13 who are entitled to indemnification or contribution, and their respective successors, and assigns (which shall not include any buyer, as such, of the Notes), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

15.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

16.	Consent to Jurisdiction

Each of the parties hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or of any Florida State court sitting in Miami-Dade County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

17.	Patriot Act

In accordance with the requirements of the USA PATRIOT Act, the Initial Purchaser is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information

18.	Amendments and Waivers

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19.	Captions

Paragraph captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or extend or describe the scope of this Agreement or the intent of any provision hereof.

If the foregoing correctly sets forth the understanding between the Initial Purchaser and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

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If the foregoing is in accordance with the Initial Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

KORTH DIRECT MORTGAGE INC.

/s/ Holly MacDonald Korth

By: Holly MacDonald-Korth

Title: President and Chief Financial Officer

Date: July 29, 2022

J.W. KORTH & COMPANY LIMITED PARTNERSHIP

/s/ Holly MacDonald Korth

By: Holly MacDonald-Korth

Title: Managing Director

Date: July 29, 2022

EXHIBIT A

FORM OF OFFICERS CERTIFICATION

In connection with the issuance and sale of [ ] Mortgage Secured Notes and as of the date below, I hereby certify to the best of my knowledge that all representations and warranties and specifically those cited in Sections 2 and 9(a) of the Purchase Agreement between Korth Direct Mortgage Inc. and J. W. Korth & Company Limited Partnership, dated July [ ], 2022, are true and correct.

KORTH DIRECT MORTGAGE INC.

By: Holly MacDonald-Korth

Title: President and Chief Financial Officer

Date: July 29, 2022